Exhibit 99.1

The J.G. Wentworth Company® Reports First Quarter 2017 Results

RADNOR, Pa. - (BUSINESS WIRE) - May 15, 2017 The J.G. Wentworth Company® ("J.G. Wentworth" or the "Company") (OTCQX: JGWE) today reports financial results for the first quarter of 2017. "First quarter 2017 results demonstrated growth in Home Lending locked and closed loans, as compared to the first quarter of 2016. We saw strong demand and successfully executed our first Asset Backed Securitization transaction of the year," said Stewart A. Stockdale, Chief Executive Officer, The J.G. Wentworth Company.
The following are highlights from the first quarter results:
First Quarter 2017 Consolidated Results:

•
Consolidated revenues were $104.7 million, an increase of $38.1 million from the $66.6 million reported in the first quarter of 2016. The increase was due primarily to the $37.3 million increase in revenues generated by the Structured Settlement Payments segment's ("Structured Settlements") revenue driven principally by a $38.4 million favorable change in unrealized gains (losses) on securitized finance receivables, debt and derivatives coupled with a $0.9 million increase in our Home Lending segment's ("Home Lending") revenues.

▪
Home Lending generated loan lock volume of $1.2 billion and closed loan volume of $662.1 million in the first quarter of 2017. The outstanding unpaid principal balance of our mortgage servicing rights ("MSR") portfolio was $4.3 billion as of March 31, 2017, an increase of $248.9 million from the MSR portfolio's December 31, 2016 balance of $4.1 billion. The Company's MSR portfolio had a fair value of $45.3 million as of March 31, 2017.

▪
The Company had $4.2 billion in VIE and other finance receivables, at fair value, and $4.2 billion in VIE long-term debt issued by securitization and permanent financing trusts, at fair value, as of March 31, 2017. The debt issued by our VIE securitization and permanent financing trusts is recourse only to the respective entities that issued the debt and is non-recourse to the Company and its other subsidiaries.

•
Consolidated net loss was $9.7 million compared to the $35.1 million consolidated net loss in the first quarter of 2016. The $25.4 million favorable change was due to a $37.7 million decline in Structured Settlements pre-tax loss driven by the $37.3 million increase in the segment's revenue, partially offset by an increase in Home Lending's operating expenses which was driven by a $1.9 million increase in advertising expense in line with the direct-to-consumer growth plan.

First Quarter 2017 Segment Results:

•
Segment Adjusted EBITDA*, as defined below, for Home Lending was $4.1 million for the first quarter of 2017 compared to $6.3 million for the first quarter of 2016. The $2.2 million decrease in Segment Adjusted EBITDA* was driven by a $1.9 million increase in advertising expense in line with the direct-to-consumer growth plan.

•
Segment Adjusted EBITDA*, as defined below, for Structured Settlements was $0.9 million for the first quarter of 2017 compared to $1.7 million for the first quarter of 2016. The $0.8 million decrease in Segment Adjusted EBITDA* for Structured Settlements was primarily due to a $2.5 million decline in realized and unrealized gains on unsecuritized finance receivables and related derivatives driven by a $47.7 million decrease in TRB purchases, partially offset by reduced operating expenses reflecting the results to date of our previously announced cost savings initiatives.

* This earnings press release includes Segment Adjusted Earnings Before Interest Expense, Income Taxes, Depreciation and Amortization and other items as noted on Schedule D ("Segment Adjusted EBITDA"), which we use as a measure of our segments' operating performance. We report Segment Adjusted EBITDA because our Chief Operating Decision Maker ("CODM"), as that term is defined in Accounting Standards Codification 280 - Segment Reporting ("ASC 280"), uses Segment Adjusted EBITDA to evaluate our segments' performance. Not all companies calculate Segment Adjusted EBITDA in the same fashion and, therefore, these amounts as presented may not be comparable to other similarly titled measures of other companies. Additionally, Segment Adjusted EBITDA is not indicative of cash flow generation. Results for the three months ended March 31, 2017 and 2016, a description of the segment profitability measure and reconciliations of Segment Adjusted EBITDA to Loss Before Income Taxes are included in the accompanying financial information.
This announcement shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of our securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or jurisdiction.

Exhibit 99.1

About The J.G. Wentworth Company®
The J.G. Wentworth Company® is focused on providing direct-to-consumer access to financing solutions through a variety of avenues, including: mortgage lending, structured settlement, annuity and lottery payment purchasing, prepaid cards, and access to providers of personal loans.
Mortgage loans are offered by J.G. Wentworth Home Lending, LLC NMLS ID # 2925 (www.nmlsconsumeraccess.org), 3350 Commission Court, Woodbridge, VA 22192; 888-349-3773.
For more information about The J.G. Wentworth Company®, visit www.jgw.com or use the information provided below.
Conference Call and Webcast
Management will host a webcast to discuss the first quarter 2017 financial results today, May 15, 2017, at 10:00 AM Eastern time. The webcast will include remarks from J.G. Wentworth's Chief Executive Officer, Stewart Stockdale, and Executive Vice President & Chief Financial Officer, Roger Gasper.
This call will be accompanied by a presentation and will be available via a webcast of the conference call live on the Investor Relations section of the Company's website listed below.
The J.G. Wentworth Company® First Quarter 2017 Webcast.
Interested parties unable to access the conference call and view the presentation via the webcast through this link: The J.G. Wentworth Company® First Quarter 2017 Webcast, may dial the Participant conference number: (877) 201-0168, Conference ID: 20161370.
A playback will be available through Monday, May 22nd, 2017. To participate, utilize the dial-in information listed below:
Playback conference number: (800) 585-8367, Conference ID: 20161370. The presentation will be posted to the Company's website after the call.
Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements." All statements, other than statements of historical fact, are forward-looking statements. You can identify such statements because they contain words such as ''plans,'' ''expects'' or ''does expect,'' ''budget,'' ''forecasts,'' ''anticipates'' or ''does not anticipate,'' ''believes,'' ''intends,'' and similar expressions or statements that certain actions, events or results ''may,'' ''could,'' ''would,'' ''might,'' or ''will,'' be taken, occur or be achieved. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
A number of factors could cause actual results, performance or achievements to differ materially from the results expressed or implied in the forward-looking statements. These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause our actual results, performance and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements.  Consideration should also be given to the areas of risk set forth under the heading "Risk Factors" in our filings with the Securities and Exchange Commission, and as set forth more fully under "Part 1, Item 1A. 'Risk Factors'" in our Annual Report on Form 10-K for the year ended December 31, 2016, as updated by "Part II, Item 1A. 'Risk Factors'" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 to be filed with the SEC. These risks and uncertainties include, among other things:  our ability to execute on our business strategy; our ability to successfully compete in the industries in which we operate; our dependence on the effectiveness of direct response marketing; our ability to retain and attract qualified senior management; any improper use of or failure to protect the personally identifiable information of past, current and prospective customers to which we have access; our ability to upgrade and integrate our operational and financial information systems, maintain uninterrupted access to such systems and adapt to technological changes in the industries in which we operate; our dependence on third parties, including our ability to maintain relationships with such third parties and our potential exposure to liability for the actions of such third parties; damage to our reputation and increased regulation of our industries which could result from unfavorable press reports about our business model; infringement of our trademarks or service marks; changes in, and our ability to comply with, any applicable federal, state and local laws and regulations governing us, including any applicable federal consumer financial laws enforced by the Consumer Financial Protection Bureau; our ability to maintain our state licenses or obtain new licenses in new markets; our ability to continue to purchase structured settlement payments and other financial assets; our business model being susceptible to litigation; our ability to remain in compliance with the terms of our substantial indebtedness and to refinance our term debt; our ability to obtain sufficient working capital at attractive rates or obtain sufficient capital to meet the financing requirements of our business; our ability to renew or modify our warehouse lines of credit; the accuracy of the estimates and assumptions of our financial models; changes in prevailing interest rates and our ability to mitigate interest rate risk through hedging strategies; the public disclosure of the identities and

Exhibit 99.1

information of structured settlement holders maintained in our proprietary database; our dependence on the opinions of certain credit rating agencies of the credit quality of our securitizations; our ability to complete future securitizations, other financings or sales on favorable terms; the insolvency of a material number of structured settlement issuers; adverse changes in the residential mortgage lending and real estate markets, including any increases in defaults or delinquencies, especially in geographic areas where our loans are concentrated; our ability to grow our loan origination volume, acquire mortgage servicing rights ("MSRs") and recapture loans that are refinanced; changes in the guidelines of government-sponsored entities ("GSEs"), or any discontinuation of, or significant reduction in, the operation of GSEs; potential misrepresentations by borrowers, counterparties and other third parties; our ability to raise additional capital as a result of our Class A common stock now being traded on the OTCQX® Market; and our ability to meet the ongoing eligibility standards of the OTCQX® Market.
Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly revise any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.
Contacts:
The J.G. Wentworth Company®
Erik Hartwell, VP, Investor Relations
866-386-3853
investor@jgwentworth.com
or
Media Inquiries
The Glover Park Group
Becky Reeves
202-295-0139
breeves@gpg.com

Schedule A

The J.G. Wentworth Company
Condensed Consolidated Balance Sheets

	March 31, 2017	December 31, 2016
	(Unaudited)
	(Dollars in thousands, except per share data)
ASSETS
Cash and cash equivalents	$74,652	$80,166
Restricted cash and investments	207,398	195,588
VIE finance receivables, at fair value	4,228,408	4,143,903
Other finance receivables, at fair value	19,482	13,134
VIE finance receivables, net of allowances for losses of $9,248 and $9,023, respectively	81,514	85,325
Other finance receivables, net of allowances for losses of $1,873 and $2,061, respectively	8,149	8,619
Other receivables, net of allowances for losses of $267 and $280, respectively	17,853	17,771
Mortgage loans held for sale, at fair value	162,705	232,770
Mortgage servicing rights, at fair value	45,301	41,697
Premises and equipment, net of accumulated depreciation of $11,408 and $10,697, respectively	3,383	4,005
Intangible assets, net of accumulated amortization of $23,209 and $22,778, respectively	22,437	22,868
Goodwill	8,369	8,369
Marketable securities, at fair value	79,201	76,687
Deferred tax assets, net	—	405
Other assets	59,273	61,600
Total Assets	$5,018,125	$4,992,907

LIABILITIES AND STOCKHOLDERS' DEFICIT
Accrued expenses and accounts payable	25,556	$28,929
Accrued interest	29,203	28,123
Term loan payable	433,964	431,872
VIE derivative liabilities, at fair value	46,497	50,432
VIE borrowings under revolving credit facilities and other similar borrowings	19,727	56,432
Other borrowings under revolving credit facilities and other similar borrowings	158,050	229,588
VIE long-term debt	61,738	62,939
VIE long-term debt issued by securitization and permanent financing trusts, at fair value	4,153,582	4,014,450
Other liabilities	55,525	52,448
Deferred tax liabilities, net	4,971	1,415
Installment obligations payable	79,201	76,687
Total Liabilities	5,068,014	5,033,315

Class A common stock, par value $0.00001 per share; 500,000,000 shares authorized, 16,282,781 issued and 15,740,709 outstanding as of March 31, 2017, 16,272,545 issued and 15,730,473 outstanding as of December 31, 2016	—	—
Class B common stock, par value $0.00001 per share; 500,000,000 shares authorized, 8,709,603 issued and outstanding as of March 31, 2017, 8,710,158 issued and outstanding as of December 31, 2016	—	—
Class C common stock, par value $0.00001 per share; 500,000,000 shares authorized, 0 issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	—	—
Additional paid-in-capital	105,928	105,823
Accumulated deficit	(124,821)	(117,622)
Accumulated other comprehensive income	—	—
	(18,893)	(11,799)
Less: treasury stock at cost, 542,072 shares as of March 31, 2017 and December 31, 2016, respectively	(2,138)	(2,138)
Total stockholders' deficit, The J.G. Wentworth Company	(21,031)	(13,937)
Non-controlling interests	(28,858)	(26,471)
Total Stockholders' Deficit	(49,889)	(40,408)
Total Liabilities and Stockholders' Deficit	$5,018,125	$4,992,907

Schedule B

The J.G. Wentworth Company
Condensed Consolidated Statements of Operations - Unaudited

	Three Months Ended March 31,
	2017	2016
	(Dollars in thousands, except per share data)
REVENUES
Interest income	$49,361	$53,659
Realized and unrealized gains (losses) on VIE and other finance receivables, long-term debt and derivatives	29,103	(9,857)
Realized and unrealized gains on sale of mortgage loans held for sale, net of direct costs	13,554	16,656
Changes in mortgage servicing rights, net	3,604	877
Servicing, broker, and other fees	4,157	3,469
Loan origination fees	1,971	1,636
Realized and unrealized gains on marketable securities, net	2,950	137
Total revenues	$104,700	$66,577

EXPENSES
Advertising	$15,200	$13,975
Interest expense	58,383	59,500
Compensation and benefits	16,843	18,545
General and administrative	5,950	7,109
Professional and consulting	3,863	3,657
Debt issuance	2,292	3
Securitization debt maintenance	1,322	1,432
Provision for losses	1,123	1,588
Direct subservicing costs	896	640
Depreciation and amortization	1,138	1,302
Installment obligations expense, net	3,402	515
Total expenses	$110,412	$108,266
Loss before income taxes	(5,712)	(41,689)
Provision (benefit) for income taxes	3,961	(6,639)
Net loss	$(9,673)	$(35,050)
Less: net loss attributable to non-controlling interests	(2,474)	(18,963)
Net loss attributable to The J.G. Wentworth Company	$(7,199)	$(16,087)

Weighted average shares of Class A common stock outstanding:
Basic	15,731,184	15,574,746
Diluted	15,731,184	15,574,746
Net loss per share attributable to stockholders of Class A common stock of The J.G. Wentworth Company
Basic	$(0.46)	$(1.03)
Diluted	$(0.46)	$(1.03)

Schedule C

The J.G. Wentworth Company
Selected Quarterly Data - Unaudited
(Dollars in thousands except per share data)

	Three Months Ended March 31,
Consolidated	2017	2016
Net loss	$(9,673)	$(35,050)
Net loss attributable to The J.G. Wentworth Company	$(7,199)	$(16,087)

Weighted Average Diluted Shares - Basic	15,731,184	15,574,746
Basic loss per common share	$(0.46)	$(1.03)
Weighted Average Diluted Shares - Diluted	15,731,184	15,574,746
Diluted loss per common share	$(0.46)	$(1.03)

Structured Settlements Segment
Segment Adjusted EBITDA*	$869	$1,704

TRB Purchases
Guaranteed structured settlements, annuities and lotteries	$137,658	$166,384
Life contingent structured settlements and annuities	18,329	37,300
Total TRB purchases	$155,987	$203,684

Home Lending Segment
Segment Adjusted EBITDA*	$4,104	$6,278

Mortgage Originations:
Locked - Units	4,570	3,978
Locked - Loan Volume	$1,165,352	$1,077,097
Closed - Units	2,557	2,064
Closed - Loan Volume	$662,147	$568,302

Mortgage Servicing:
Loan count - servicing	17,869	13,181
Average loan amount	$241	$239
Average interest rate	3.58%	3.72%

*Represents a measure of our segments' operating performance, which as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Additionally, Segment Adjusted EBITDA is not indicative of cash flow generation.

Schedule D

Unaudited
The J.G. Wentworth Company
Reconciliation of Segments' Adjusted EBITDA* to Loss Before Income Taxes - A Measure of Segment Profit or Loss Used in this Release and the Related Presentation
We report Segment Adjusted EBITDA in our Quarterly Report on Form 10-Q as a measure of our segments' operating performance. We define Segment Adjusted EBITDA as net income (loss) under U.S. GAAP before non-cash compensation expenses, certain other expenses, provision for or benefit from income taxes, depreciation and amortization and, for our Structured Settlements segment, amounts related to the consolidation of the securitization and permanent financing trusts we use to finance our business, interest expense associated with our senior secured credit facility, debt issuance costs and broker and legal fees incurred in connection with sales of finance receivables.
We present Segment Adjusted EBITDA as an indication of our segments' operating performance because our CODM, as that term is defined in ASC 280, uses Segment Adjusted EBITDA to evaluate performance and to allocate resources. Not all companies calculate Segment Adjusted EBITDA in the same fashion, and therefore these amounts as presented may not be comparable to other similarly titled measures of other companies. Additionally, Segment Adjusted EBITDA is not indicative of cash flow generation. Below are reconciliations of Segment Adjusted EBITDA for the Company's two reportable segments to loss before income taxes for the three months ended March 31, 2017 and 2016:

Schedule D

The J.G. Wentworth Company
Reconciliation of Segments' Adjusted EBITDA* to Loss Before Income Taxes - Unaudited

	Three Months Ended March 31,		Line Item in the Statement of Operations where amounts are reflected
	2017	2016
	(In thousands)
Structured Settlements Segment Adjusted EBITDA	$869	$1,704
Home Lending Segment Adjusted EBITDA	4,104	6,278
Subtotal Segment Adjusted EBITDA for Reportable Segments	$4,973	$7,982

Securitization-related adjustments:
Unrealized loss on finance receivables, long-term debt and derivatives post securitization due to changes in interest rates	3,583	(34,838)	Realized and unrealized gains on VIE and other finance receivables, long-term debt and derivatives
Interest income from securitized finance receivables	45,922	49,815	Interest income
Interest income on retained interests in finance receivables	(404)	(5,834)	Interest income
Servicing income on securitized finance receivables	(1,265)	(1,339)	Servicing, broker, and other fees
Interest expense on long-term debt related to securitization and permanent financing trusts	(45,412)	(43,036)	Interest expense
Swap termination expense related to securitization entities	—	(3,053)	Realized and unrealized gains on VIE and other finance receivables, long-term debt and derivatives
Professional fees relating to securitizations	(1,338)	(1,432)	Securitization debt maintenance
Provision for losses associated with permanently financed VIEs	(43)	—	Provision for losses
Subtotal of securitization-related adjustments	$1,043	$(39,717)
Other adjustments:
Share based compensation	(192)	(307)	Compensation and benefits
Impact of prefunding on unsecuritized finance receivables	3,169	4,253	Realized and unrealized gains on VIE and other finance receivables, long-term debt and derivatives
Lease termination, severance and other restructuring related expenses	(1,267)	(1,245)	Compensation and benefits, Professional and consulting and General and administrative
Debt modification expense	—	(549)	Interest expense, Professional and consulting, and Debt issuance
Term loan interest expense	(10,008)	(10,087)	Interest expense
Debt issuance	(2,292)	(3)	Debt issuance
Broker and legal fees incurred in connection with sale of finance receivables	—	(714)	General and administrative and Professional and consulting
Depreciation and amortization	(1,138)	(1,302)	Depreciation and amortization
Loss before income taxes	$(5,712)	$(41,689)

*Represents a measure of our segments' operating performance, which as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Additionally, Segment Adjusted EBITDA is not indicative of cash flow generation.